SECOND AMENDMENT TO POST-PETITION CREDIT AGREEMENT

     This SECOND AMENDMENT TO POST-PETITION CREDIT AGREEMENT (this "Agreement") is entered into as of this 31st day of March, 2005, by and among KEYSTONE CONSOLIDATED INDUSTRIES, INC. ("Keystone"), DESOTO ENVIRONMENTAL MANAGEMENT, INC., FV STEEL AND WIRE COMPANY, J.L. PRESCOTT COMPANY, SHERMAN WIRE COMPANY (f/k/a DESOTO, INC.), and SHERMAN WIRE OF CALDWELL, INC., each as a debtor and debtor-in-possession in the Cases (defined below) (each a "Debtor," and, collectively, the "Debtors"), and CONGRESS FINANCIAL CORPORATION (CENTRAL), as lender ("Lender"). Unless otherwise specified, the capitalized terms used herein shall have the meanings ascribed to them in the Assumption Agreement and Amendment (defined below).

                                    RECITALS

     A. Keystone, as pre-petition debtor, and Lender are parties to (i) that certain Amended and Restated Revolving Loan and Security Agreement, dated as of December 29, 1995 (as amended, modified, restated or supplemented prior to the date hereof, the "Pre-Petition Credit Agreement"), and (ii) the other Financing Agreements, as defined in the Pre-Petition Credit Agreement (all such Financing Agreements, together with the Pre-Petition Credit Agreement, in each case as amended, modified, restated or supplemented prior to the date hereof or by any other amendment executed on or after the date hereof, collectively, the "Original Financing Agreements").

     B. Debtors have filed petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Eastern District of Wisconsin (the "Bankruptcy Court"), on February 26, 2004 (the "Petition Date"), Jointly Administered Case No. 04-22421-SVK (the "Cases").

     C. The  commencement  of the Cases  constituted  an Event of Default  under
Section 10.1(g) the Pre-Petition Credit Agreement.

     D. In order to continue their operations as debtors-in-possession under the Bankruptcy Code, the Debtors requested that Lender make certain postpetition secured loans to Keystone (the "DIP Financing"). Lender has provided such DIP Financing to Keystone on and after the Petition Date pursuant to the terms and conditions of (a) the Assumption Agreement and Amendment to Financing Agreements entered into as of February 27, 2004 by and among the Lender and the Debtors (the "Assumption Agreement and Amendment"), (b) the Pre-Petition Credit
Agreement and the other Original Financing Agreements, as modified by the Assumption Agreement and Amendment (the Pre-Petition Credit Agreement, as modified by the Assumption Agreement and Amendment and by the First Amendment to Post-Petition Credit Agreement dated as of December 10, 2004, the "Post-Petition Credit Agreement") and (c) the Final Order (1) Authorizing Keystone Consolidated Industries, Inc., as Debtor-in-Possession, to Incur Post-Petition Secured Indebtedness, (2) Granting Security Interests and Priority Pursuant to 11 U.S.C. ss. 364 and (3) Modifying Automatic Stay entered by the Bankruptcy Court on March 15, 2004 (the "Financing Order").

     E. Subject to the terms and conditions of this Agreement and the other agreements executed in connection herewith, if any, Lender has agreed to the Post-Petition Credit Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        Amendment.

     (a) Subsection 12.1(a) of the Post-Petition Credit Agreement is hereby amended and restated to in its entirety to read as follows:

          "(a) This Agreement and the other Financing Agreements shall continue in full force and effect for a term ending on the date September 30, 2005 (the "Renewal Date"). Upon the Renewal Date or earlier termination of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Chicago time."

          SECTION 2. Covenants of Debtors.

     (a) By no later than April 5, 2005, Debtors shall file a motion in the Cases with the Bankruptcy Court, in form and substance acceptable to the Lender, seeking the Bankruptcy Court's approval of this Agreement nunc pro tunc to March 31, 2005 out of an abundance of caution.

     (b) By no later than April 29, 2005, the Debtors shall obtain an order of the Bankruptcy Court, in form and substance acceptable to the Lender, approving this Agreement nunc pro tunc to March 31, 2005.

     (c) Debtors acknowledge and agree that Debtors' failure to comply with any of the covenants, agreements, representation, warranties and obligations set forth in this Agreement shall constitute an Event of Default under the Post-Petition Credit Agreement.

     SECTION 3. Representations and Warranties of Debtors.

     To induce Lender to execute and deliver this Agreement, Debtors represent and warrant that:

     (a) The execution, delivery and performance by Debtors of this Agreement and all documents and instruments delivered in connection herewith and the Post-Petition Credit Agreement and all other Financing Agreements have been duly authorized, executed and delivered, and this Agreement and all documents and instruments delivered in connection herewith and the Post-Petition Credit Agreement and all other Financing Agreements are legal, valid and binding obligations of Debtors that are a party thereto, enforceable against the Debtors in accordance with its respective terms, except as the enforcement thereof may be subject to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

     (b) No Default or Event of Default has occurred and is continuing and each of the representations and warranties contained in the Post-Petition Credit Agreement and the other Financing Agreements is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Financing Agreements are hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

     (c) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of any of the Debtors' governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Debtor is a party or by which any Debtor or any of its property is bound;

     (d) Lender's security interests in the Collateral and the Congress DIP Collateral (as defined in the Financing Order) continue to be valid, binding, and enforceable first-priority security interests which secure the Obligations (subject only to encumbrances permitted by Section 9.8 of the Post-Petition Credit Agreement and ordering paragraph 6 of the Financing Order); and

     (e) No Debtor has made or agreed to make at any time any payment to any other Person on account of the transactions contemplated by this Agreement or any other agreements related thereto or required to be executed and delivered thereby, including, but not limited to, any holders of the Subordinated Indebtedness. No Debtor nor any Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection with this Agreement or any other agreements related thereto or required to be executed and delivered thereby.

     SECTION 4. Reference to and Effect Upon the Post-Petition Credit Agreement.

     (a) Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in the Post-Petition Credit Agreement or any other Financing Agreement, and all rights of Lender and all Obligations of Debtors thereunder, shall remain in full force and effect. Debtors hereby confirm that the Post-Petition Credit Agreement and the other Financing Agreements are in full force and effect and that Debtors have no defenses, setoffs or counterclaims to the Obligations under the Post-Petition Credit Agreement or any other Financing Agreement.

     (b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement and any consents and waivers set forth herein shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Post-Petition Credit Agreement or any other Financing Agreement, (ii) amend, modify or operate as a waiver of any provision of the Post-Petition Credit Agreement or any other Financing Agreement or any right, power or remedy of Lender thereunder, or (iii) constitute a course of dealing or other basis for altering any Obligations of Debtors under the Financing Agreements or any other contract or instrument.

     (c) This Agreement shall constitute a Financing Agreement.

     SECTION 5. Costs and Expenses. Debtors agree to promptly reimburse Lender on demand for all fees, costs and expenses (including the fees, costs and expenses of counsel or other consultants or advisors retained by Lender) in connection with the negotiation, preparation and consummation of this Agreement and the other agreements and documents executed in connection herewith and the transactions contemplated hereby and thereby.

     SECTION 6. Governing Law. Any dispute between Lender and Debtors arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the internal laws (and not the conflicts of law provisions) of the State of Illinois.

     SECTION 7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

     SECTION 8. Construction. This Agreement and all other agreements and documents executed in connection therewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

     SECTION 9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party, and any such facsimile signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

     SECTION 10. Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

     SECTION 11. Time Of Essence. Time is of the essence in the payment and performance of each of the obligations of Debtors hereunder and with respect to all conditions to be satisfied by Debtors.

     SECTION 12. Further Assurances. Debtors agree to take all further actions and execute all further documents as Lender may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

     SECTION 13. Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with Section 12.2 of the Post-Petition Credit Agreement.

     SECTION 14. Effectiveness. This Agreement shall become effective at the time (the "Effective Date") that all of the following conditions precedent have been met (or waived) as determined by Agent in its sole discretion:

     (a) Agreement. Executed signature pages for this Agreement signed by Lender and each of the Debtors shall have been delivered to Lender.

     (b) Representations. The representations and warranties contained herein shall be true and correct in all respects, and no Event of Default or Default shall exist on the date hereof.

     (c) Other Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lender and its respective legal counsel.

     SECTION 15. Waiver Of Jury Trial. DEBTORS AND LENDER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY
CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT.

     SECTION 16. No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Debtors, Lender and their respective successors and assigns. No Person other than the parties hereto shall have any rights hereunder or be entitled to rely on this Agreement, and all third-party beneficiary rights are hereby expressly disclaimed.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.



                         KEYSTONE CONSOLIDATED INDUSTRIES, INC., as debtor-in-possession

                         By:
                             -------------------------------------------------

                         Name:
                               -----------------------------------------------

                         Title:
                                ----------------------------------------------



                         DESOTO ENVIRONMENTAL MANAGEMENT, INC., as debtor-in-possession

                         By:
                             -------------------------------------------------

                         Name:
                               -----------------------------------------------

                         Title:
                                ----------------------------------------------



                         FV STEEL AND WIRE COMPANY, as debtor-in-possession

                         By:
                             -------------------------------------------------

                         Name:
                               -----------------------------------------------

                         Title:
                                ----------------------------------------------



                   J.L. PRESCOTT COMPANY, as
                   debtor-in-possession

                   By:
                       -------------------------------------------------

                   Name:
                         -----------------------------------------------

                   Title:
                          ----------------------------------------------



                   SHERMAN WIRE COMPANY (f/k/a DESOTO, INC.), as debtor-in-possession

                   By:
                       -------------------------------------------------

                   Name:
                         -----------------------------------------------

                   Title:
                          ----------------------------------------------



                   SHERMAN WIRE OF CALDWELL, INC., as debtor-in-possession

                   By:
                       -------------------------------------------------

                   Name:
                         -----------------------------------------------

                   Title:
                          ----------------------------------------------



                   CONGRESS FINANCIAL CORPORATION (CENTRAL), as Lender

                   By:
                       -------------------------------------------------

                   Name:
                         -----------------------------------------------

                   Title:
                          ----------------------------------------------

                          Consent of EWP Financial LLC


EWP Financial LLC hereby acknowledges and agrees that it has received and reviewed a copy of the foregoing Second Amendment to Post-Petition Credit Agreement dated as of March 31, 2005 (the "Second Amendment"), by and among Keystone Consolidated Industries, Inc. ("Keystone"), Desoto Environmental Management, Inc., Fv Steel and Wire Company, J.L. Prescott Company, Sherman Wire Company (f/k/a Desoto, Inc.), and Sherman Wire of Caldwell, Inc., each as a debtor and debtor-in-possession in the Cases (defined below) (each a "Debtor," and, collectively, the "Debtors"), and Congress Financial Corporation (Central), as lender ("Lender"), and EWP Financial LLC further expressly consents to the execution of and performance under the Second Amendment by the Debtors and the Lender.


                       EWP FINANCIAL LLC

                       By:
                           -------------------------------------------------

                       Name:
                             -----------------------------------------------

                       Title:
                              ----------------------------------------------